Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment to Amended and Restated Note and Warrant Purchase Agreement (this “Amendment”) is made effective as of December 4, 2006, by and among Thomas Group, Inc., a Delaware corporation (the “Company”), General John T. Chain, Jr., an individual (“Chain”), and Edward P. Evans, an individual (“Evans,” and collectively with Chain, “Purchasers” and each individually, a “Purchaser”), to amend that certain Amended and Restated Note and Warrant Purchase Agreement dated as of October 17, 2002 (the “Agreement”).

RECITALS

WHEREAS, as of October 17, 2002, the Company and Purchasers entered into the Agreement;

WHEREAS, Section 5.2 of the Agreement provides for certain terms regarding the size of the Board of Directors of the Company (the “Board”) and certain rights of the Purchasers with respect to the nomination or designation of directors for election to the Board;

WHEREAS, Section 5.9 of the Agreement provides for certain observer rights prior to the designation and election to the Board of one Purchaser’s designees;

WHEREAS, the Company and Purchasers desire to (i) amend the circumstances under which the number of members composing the Board may be changed and (ii) amend and clarify the rights of Purchasers to designate individuals to be considered as nominees for election to the Board and the requirements applicable to such designees;

WHEREAS, the Company and Purchasers acknowledge that Section 5.9 of the Agreement expired at the first meeting of stockholders of the Company following execution of the Agreement and therefore desire to delete such Section 5.9;

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement; and

WHEREAS, Section 7.3 of the Agreement provides that the rights and obligations of the Company and Purchasers may be amended with the written consent of the Company and each Purchaser;

NOW THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Section 5.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“5.2    Board Size; Nomination of Directors.

(a)           Board Size.  As permitted under the Company’s Bylaws, the Board of Directors of the Company has set the authorized number of members of the Board at five and the number of members of the Board shall remain at five until the earlier of (i) the first date on which each  Purchaser is no longer the beneficial owner of at least ten percent of the outstanding Common Stock of the Company or (ii) the Company’s annual meeting of stockholders to be held in 2009 (“2009 Annual Meeting”).  Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

(b)           Nominating Rights.  Chain shall have the right to designate nominees to fill three of the five director positions on the Board until the earlier of (i) the first date on which Chain is no longer the beneficial owner of at least ten percent of the outstanding Common Stock of the Company or (ii) the 2009 Annual Meeting.  Chain agrees that one of his designated nominees will always be the Company’s then-current President and Chief Executive Officer and one of his designated nominees will always be himself.  Evans shall have the right to designate nominees to fill two of the five director positions on the Board until the earlier of (i) the first date on which Evans is no longer the beneficial owner of at least ten percent of the outstanding Common Stock of the Company or (ii) the 2009 Annual Meeting. Evans agrees that one of his designated nominees will always be himself.

(c)           Procedure.  Each Purchaser shall inform the Company’s Compensation and Corporate Governance Committee, in its capacity as the Company’s nominating committee (or such other committee to which the Board has then delegated nominating authority, or if none, the Board, as appropriate, referred to hereinafter as “Committee”), in writing of its recommended nominees for election to the Board by delivering a written notice thereof not less than 60 days prior to the mailing of the Company’s proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders.  The notice shall contain such information relating to such nominees (i) as is required by Article II, Section 10 of the Company’s Bylaws, (ii) as is required to be disclosed in a proxy statement in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules promulgated thereunder and (iii) from which the Committee and the Board can determine that the requirements of Section 5.2(f) below have been satisfied.

(d)           Vacancies.  Subject to Article III, Section 4 and Article IV, Section 5 of the Company’s Bylaws, Chain shall have the right to recommend to the Committee nominees to fill any vacancy on the Board, or any committee thereof, arising out of the resignation, removal or other departure from the Board or committee of an individual nominated by Chain pursuant to Section 5.2(b).  Subject to Article III, Section 4 and Article IV, Section 5 of the Company’s Bylaws, Evans shall have the right to recommend to the Committee nominees to fill any vacancy on the Board, or any committee thereof, arising out of the resignation, removal or other departure from the Board or committee of an individual nominated by Evans pursuant to Section 5.2(b).

(e)           Nominating Committee.  Notwithstanding anything herein to the contrary, any individual designated by Chain or Evans pursuant to Section 5.2(b) shall be referred to the Committee in its capacity as the Company’s nominating committee for review and evaluation and, if appropriate, recommendation to the Board, in accordance with the nominating provisions of the Committee’s charter and any procedures established by the Committee for review, evaluation and recommendation to the Board of potential director candidates.

(f)            Qualifications.  Notwithstanding anything herein the contrary, no designee shall be recommended for election to, or to fill a vacancy on, the Board unless after giving effect to the election of such nominees or the filling of such vacancy there would be (i) at least a majority of  independent directors on the Board that meet the independence criteria required by the Nasdaq Stock Market (or such other listing standards and rules applicable to the principal securities exchange on which the Company’s common stock is listed) (each, an “Independent Director”), (ii) at least three Independent Directors on the Company’s Audit Committee, and each Audit Committee member meets the criteria for audit committee membership required by the Nasdaq Stock Market (or such other listing standards and rules applicable to the principal securities exchange on which the Company’s common stock is listed) and the Exchange Act and Rule 10A-3 thereunder, (iii) at least one member of the Company’s Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and satisfies the criteria for “audit committee financial expert” contained in Regulation S-K promulgated by the Securities Exchange Commission and (iv) no more than one director on the Committee that is not an Independent Director; provided, however, that unless there are at least three members on the Committee and the Board has determined that the membership on the Committee of such director who is not an Independent Director is required by the best interests of the Company and its stockholders, no directors who are not Independent Directors shall serve on the Committee.

(g)           Conflict with Nasdaq.  In the event the nomination rights set forth herein are not permitted by applicable Nasdaq Stock Market rules (or the comparable requirements of the principal securities exchange on which the Company’s common stock is listed), the Committee shall have the exclusive delegated authority of the Board to recommend to the Board nominees for election and replacements to fill vacancies.”

2.             Section 5.9 of the Agreement is hereby deleted in its entirety.

3.             The parties agree and acknowledge that the rights granted to Purchasers herein are personal and may not be transferred or assigned to any third party and that such rights, as to a particular Purchaser, shall automatically expire upon such Purchaser’s death or legal disability.

4.             The parties acknowledge that, as of the date of this Amendment and until Purchasers deliver to the Company the notices contemplated by Section 5.2(c), David B. Mathis represents a Chain designee and Dorsey R. Gardner represents an Evans designee.

5.             All other terms and conditions of the Agreement remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THOMAS GROUP, INC.

By:	/s/ James T. Taylor
Name: James T. Taylor
Title: President and Chief Executive Officer

GENERAL JOHN T. CHAIN, JR.

Signed:	/s/ John T. Chain

EDWARD P. EVANS

Signed:	/s/ Edward P. Evans